Exhibit 4.1
AMENDMENT TO PROMISSORY NOTES
This Amendment (the “Amendment”), effective as of April 14, 2024, to those certain Promissory Notes issued by Latch, Inc., a Delaware corporation (the “Maker”), to such entities and individuals as set forth on Exhibit A hereto (collectively, the “Notes”), is entered into by and among the Maker and the parties named on the signature pages hereto (the “Noteholders”).
WHEREAS, the Notes constitute all of the promissory notes issued by the Maker that are part of a series of substantially similar promissory notes issued by the Maker on July 3, 2023.
WHEREAS, pursuant to the Notes, the terms and provisions of such Notes may be modified or amended by a written instrument duly executed by the Maker and by the holders of at least a majority of the Principal of the Notes (the “Required Holders”).
WHEREAS, the Maker and the Noteholders, constituting the Required Holders, desire to amend the Notes to amend the definition of Delisting.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Section 5 of the Notes is hereby deleted in its entirety and replaced with the following paragraph:
“5.     Defaults. Maker shall be, and be deemed to be, in default hereunder upon the occurrence of any of the following (each, an “Event of Default”): (a) Maker fails to pay when due any principal, interest or other payment required to be made hereunder; (b) an involuntary case against Maker or any of its subsidiaries under any applicable bankruptcy or insolvency law commences and is not dismissed on or before the date that is 60 days after its commencement; (c) a court with proper jurisdiction enters a decree or order for relief against Maker or any of its subsidiaries in an involuntary case under any applicable bankruptcy or insolvency law; (d) a court with proper jurisdiction appoints a receiver, liquidator, custodian or trustee for Maker or its subsidiaries or for any substantial part of Maker’s or its subsidiaries’ property with respect to the winding up or liquidation of Maker’s or its subsidiaries’ affairs; (e) Maker or any of its subsidiaries commences a voluntary case under any applicable bankruptcy or insolvency law, makes a general assignment for the benefit of Maker’s or its subsidiaries’ creditors, consents to the appointment of a receiver, liquidator, custodian or trustee for Maker or its subsidiaries or for any substantial part of Maker’s or its subsidiaries’ property, or consents to the entry of an order for relief against Maker or any of its subsidiaries in an involuntary case under any applicable bankruptcy or insolvency law, or (f) in the event the Latch Common Stock is delisted from The Nasdaq Stock Market LLC (“Nasdaq”), following exhaustion of all rights of appeal related thereto as of May 3, 2024 (a “Delisting”).”
2.The parties intend for the above-referenced amendment to apply to each of the Notes in the same manner.
3.Upon the effectiveness of this Amendment, on and after the date hereof, each reference in each of the Notes to “this Note,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to such Note as amended hereby. Except as specifically amended above, each of the Notes shall remain in full force and effect and is hereby ratified and confirmed.
4.All rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

5.This Amendment may be executed in any number of counterparts or counterpart signature pages (by facsimile, DocuSign or other electronic transmission or otherwise), each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as an instrument under seal as of the day and year first written above.

LATCH, INC.

By: /s/ Priyen Patel
Name: Priyen Patel
Title: General Counsel

THE NOTEHOLDERS:

CALIBRATE VENTURES II, L.P. By: Calibrate Ventures II GP, LLC Its: Manager

By: /s/ Kevin Dunlap
Name: Kevin Dunlap
Title: Manager

CALIBRATE HDW SPV By: Calibrate SVP GP, LLC Its: Manager

By: /s/ Kevin Dunlap
Name: Kevin Dunlap
Title: Manager

FIRST ROUND CAPITAL VIII, L.P.
as Nominee

By: /s/ Josh Kopelman
Name: Josh Kopelman
Title: Partner
[Signature Page to Amendment to Promissory Notes]

EXHIBIT A

Notes

[Omitted]